                                                  To Become Effective Upon
                                                  Filing Pursuant to Rule
                                                  462.


   As filed with the Securities and Exchange Commission on June 10, 1996

                                             Registration No. 333-_________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                         Nyer Medical Group, Inc.
          (Exact name of registrant as specified in its charter)

      Florida                                 65-0044209
(State or other jurisdiction        (I.R.S. Employer Identification No.)
 of incorporation or organization)


                   1292 Hammond Street, Bangor, Maine  04401
(Address of Principal Executive Offices)             (Zip Code)

                            1993 Stock Option Plan
                           (Full title of the plan)


                            Michael D. Harris, Esq.
                  Cohen, Chernay, Norris, Weinberger & Harris
                        712 U.S. Highway One, Suite 400
                 North Palm Beach, Florida 33408
                    (Name and address of agent of service)

                         (407) 844-3600
         (Telephone number, including area code, of agent for service)



Approximate Date of Commencement of Proposed Sales under the Plan:
                       as soon as practicable after this
                   Registration Statement becomes effective.

                         Calculation of Registration Fee


Title of                         Proposed            Proposed
Securities     Amount To          Maximum            Maximum         Amount of
To be              Be          Offering Price        Aggregate      Registration
Registered     Registered         Per Share       Offering Price*       Fee*


Common Shares,
par value $.0001
per share     275,000           $16.31           $4,485,250       $1,546.64

       * Calculated pursuant to Rule 457(c) based on the average of the bid and asked price of the Company's stock on June 3, 1996.

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

                    There are incorporated herein by reference the following documents:

       1. Nyer Medical Group, Inc.'s (the "Company") latest annual report filed pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Exchange Act") which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

       2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports.

       3. The description of the Company's common stock contained in the Company's Registration Statement under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       4. All reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.      Description of Securities.

                    Not applicable.

Item 5.      Interests of Named Experts and Counsel.

                    None.

Item 6.      Indemnification of Directors and Officers.

             The Company's by-laws, provide that the Company shall indemnify its current and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of the Company subject to the qualifications contained in Florida law as it now exists. Florida law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable for negligence or misconduct, in the performance of his or her duties such indemnification shall apply only if approved by the Court of Chancery or the Court in which the action was pending. Any other indemnification shall be made only after the determination by the board of directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of stockholders (including any stockholders who were parties to such action).

             INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS
OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF
THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.


Item 7.      Exemption from Registration Claimed.

                    Not applicable.

Item 8.      Exhibits.

                    Exhibit 4 1993 Stock Option Plan

                    Exhibit 4.1Amendment to the 1993 Stock Option Plan
                             of Nyer Medical Group, Inc.

                    Exhibit 5 Opinion of Cohen, Chernay, Norris,
                             Weinberger & Harris

                    Exhibit 24Consent of Coopers & Lybrand

                    Exhibit 24.1Consent of Cohen, Chernay, Norris,
                             Weinberger & Harris*


*      Contained in the Opinion of Cohen, Chernay, Norris, Weinberger
                                  & Harris


Item 9.      Undertakings.

                    The undersigned Registrant hereby undertakes:

                    (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (2)To include any prospectus required by
            Section 10(a)(3) of the Securities Act of 1933 (the
            "Securities Act");

                                (i)To reflect in the prospectus any facts or
            events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                (ii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
            Statement;

                       Provided, however, that paragraphs (i) and
            (ii) do not apply since the Registration Statement is on Form S-8 and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (3)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering therein.

                    (4)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (5)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
     Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act
     (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (6)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bangor, Maine, on this 5th day of June 1996.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement of Nyer Medical Group, Inc. has been signed by the following persons in the capacities and on the dates indicated.


       Signatures                         Title                  Date


/s/ Samuel Nyer               Chairman of the Board      June __, 1996
Samuel Nyer


/s/ Karen L. Wright           Treasurer (Principal       June __, 1996
Karen L. Wright               Financial and
                              Accounting Officer)


/s/ William Clifford, Jr.           Director             June__, 1996
William Clifford, Jr.


/s/ Michael Anton                   Director             June __, 1996
Michael Anton


/s/ Donald Lewis                    Director             June __, 1996
Donald Lewis


/s/ Kenneth Nyer, M.D.              Director             June __, 1996
Kenneth Nyer, M.D.


/s/ Howard Parker, M.D.             Director             June __, 1996
Howard Parker, M.D.


/s/ Daniel Striar                   Director             June __, 1996
Daniel Striar

                                 EXHIBIT INDEX


EXHIBIT NUMBER               ITEM

       4                1993 Stock Option Plan

       4.1              Amendment to the 1993 Stock Option Plan of
                       Nyer Medical Group, Inc.

       5                Opinion of Cohen, Chernay, Norris, Weinberger &
                       Harris

       24               Consent of Coopers & Lybrand

       24.1             Consent of Cohen, Chernay, Norris, Weinberger &
                       Harris*


*      Contained in the Opinion of Cohen, Chernay, Norris, Weinberger
      & Harris

                                     EXHIBIT 4

                          NYER MEDICAL GROUP, INC.

                            1993 STOCK OPTION PLAN


       1. Purpose and Eligibility. This 1993 Stock Option Plan (the "Plan") is intended to advance the interests of Nyer Medical Group, Inc. (the "Company") and its Related Corporations as defined below by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers and directors by creating incentives and rewards for their contributions to the success of the Company. This Plan will provide to: (a) officers and other employees of the Company and its Related Corporations opportunities to purchase common stock (the "Common Stock") in the Company pursuant to options granted hereunder which qualify as incentive stock options ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) directors, officers, employees and consultants of the Company and Related Corporations opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Options"); and (c) directors of the Company and Related Corporations who are not officers or employees of the Company or Related Corporations with the opportunities to purchase stock in the Company pursuant to options granted hereunder ("Non-Discretionary Options"). ISOs, Non-Qualified Options and Non-Discretionary Options are referred to hereafter as "Options".

       For purposes of the Plan, the term "Related Corporations" shall mean a corporation which is a subsidiary corporation with respect to the Company within the meaning of Section 425(f) of the Code.

       2.    Administration of the Plan.

                    a.The Plan shall be administered by the board of directors of the Company (the "Board"). The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the "Committee"). The Committee shall consist of not fewer than two members. Each of the members must be a "disinterested person" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members. Subject to ratification of each of the Options by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Paragraph 3 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which Options may be granted; (iii) determine the exercise price of shares subject to each Option which price for any ISO shall not be less than the minimum price specified in Paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Paragraph 7) the time or times when each Option, except for non-discretionary Options, shall become exercisable, the duration of the exercise period and when each Option shall vest; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (vii) interpret the Plan and promulgate and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or of any Option shall be final, binding and conclusive unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

       No members of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. No member of the Committee or the Board shall be liable for any act or omission of any other member of the Committee or the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

                    b.The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter directly administer the Plan.

                    c.Options may be granted to members of the Board, whether such grants of Options are in their capacity as directors, officers or consultants, but no discretionary Options shall be granted to any person who is, at the time of the proposed grant of Option, a member of the Board unless such grant of Option has been approved as provided in paragraph 2d. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for grants of Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself of discretionary Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Options.

                    d.Notwithstanding any other provision of Paragraph 2, any discretionary grants to a person who is a member of the Board shall be made only by the Board; provided, however, that if a majority of the Board is eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any of its Related Corporations, or has been so eligible at any time within the preceding year, any grant to directors of Options must be made by, or only in accordance with the recommendation of, a Committee consisting of two or more persons, who shall be directors of the Company, appointed by the Board but having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by this subparagraph
2d shall also apply with respect to grants to officers who are also directors. Once appointed such Committee shall continue to serve until otherwise directed by the Board.

                    e.In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to administration of the Plan and the granting of Options under it, each member of the Board and of the Committee shall be entitled without further act on his part to indemnification from the Company pursuant to Florida law. Section 607.0850 of the Florida Business Corporation Act (the "FBCA"), grants to a corporation the power to indemnify its officers and directors for all reasonable expenses incurred by such individuals in connection with the defense or settlement of an action. Even if there is a finding of liability the Court can award indemnification if it finds that the officer and/or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Unless ordered by the Court, this determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;
(2) if such quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (3) by independent legal counsel selected by the board of directors described in (1) above or the committee described in (2) above or if a quorum of directors for (1) above cannot be obtained and the committee in (2) above cannot be designated, selected by a majority vote of the full board of directors (in which directors who are parties may participate); or by a majority vote of the shareholders of a quorum consisting of shareholders who were not parties to such proceeding, or if such quorum is not obtainable, by a majority vote of shareholders who were no parties to such proceeding.

       However, if such individual has been adjudged liable to the corporation, he will not be entitled to indemnification without court approval. The FBCA also contains provisions allowing the advancement of expenses under certain circumstances.

       The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board or the Committee and shall be in addition to all other rights to which such member of the Board or the Committee would be entitled to as a matter of law, contract or otherwise.
The indemnification provided by this Section 2e shall only be made after the requirements of Section 607.0850 of the FBCA has been complied with or as required by the Company's bylaws as amended except that the Company may, in its discretion, pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding in accordance with the provisions of Section 607.0805(6)(7) of the FBCA.

       3.    Eligible Employees and Others.

                    a.ISOs may be granted to any employee of the Company
or any Related Corporation.  Those officers and directors of the
Company who are not employees may not be granted ISOs under the
Plan.  Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options may be granted to any director (whether or not an employee), officer, employee or
consultant of the Company or any Related Corporation.  The
Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-
Qualified Option.   Granting of any Option to any individual or
entity shall neither entitle that individual or entity to, nor disqualify him from participation in any other grant of Options.

                    b.All directors of the Company who are not employees of the Company or Related Corporations shall automatically receive grants of 12,000 Non-Discretionary Options (i) at the time this Plan is adopted by the Board; (ii) upon election or appointment to the Board if not a member of the Board at the time this Plan is adopted by the Board; and (iii) upon election to the Board after all Options previously granted have vested. In addition, if on June 30 or December 31 of a given year, such person is still serving as a member of the Board, he shall receive a grant of 2,000 shares of Common Stock on such date, which 2,000 shares shall be adjusted pro-rata at the time of election of the Board based upon the number of days from the date of the 2,000 share grant divided by the number of days in such six-month period at which the shareholder meeting is held.

                  (1) The exercise price of the Options shall be the fair market value on the date of grant as defined by Paragraph 6.

                   (2) The Options shall vest in equal increments of 2,000 Options per director on June 30 and December 31 of each year, provided that the director is still serving as a director of the Company. To the extent that any Options which have not been exercised do not vest, the Options shall lapse and no longer be exercisable.

                    c.The Options shall be exercisable for a period of 10 years from the date of grant, except where a shorter period is required by the Code for certain ISOs.

       4. Stock. The stock subject to Options shall be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 150,000, subject to adjustment as provided in Paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Non-Discretionary Options so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to evidence of Options, such shares shall again be available for grants of Options under the Plan.

       5. Granting of Options. Options may be granted under the Plan at any time on and after July 20, 1993; provided, however, that no ISO shall be granted more than 10 years after the effective date of this Plan. The date of grant of an Option under the Plan will be the date of grant by the Committee unless otherwise specified at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Paragraph 16.

       6.    ISO Minimum Option Price and Other Limitations.

                    a.The exercise price per share specified in the stock option agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock which represents more than 10 percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant and such ISO shall not be exercisable after the expiration of five years from the date of grant.

                    b.In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed
$100,000.

                    c.If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean:

           (1)the closing price of the Company's shares appearing on a national securities exchange if such shares are listed on such an exchange or if not listed, appearing on the National Association of Securities Dealers Automated Quotation
System ("NASDAQ");

           (2)if the Company's shares are not listed on

NASDAQ, then the average bid and asked price for its shares as listed on the National Association of Securities Dealers, Inc.'s
Electronic Bulletin Board (the "Bulletin Board"); or

                (3)if the Company's shares are not listed on the Bulletin Board, then the average bid and asked price for the Company's shares as listed in the National Quotation Bureau's pink sheets; or

                (4)if there are no listed bid and asked prices published in the pink sheets, then the fair market value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company's shares.

       7. Duration of Options. Subject to earlier termination as provided in Paragraphs 9 and 10, each Option shall expire on the date specified in the original instrument granting such Option, (except with respect to any part of an ISO that is converted into a Non-Qualified Option pursuant to Paragraph 16); provided, however, that such instrument must comply with Section 422 of the Code with regard to ISOs granted to all employees and Rule 16b-3 of the Exchange Act with regard to all Options granted to executive officers, directors and 10% shareholders of the Company.

       8. Exercise of Options. Subject to the provisions of Paragraphs 3b and 9 through 13, each Option granted under the Plan shall be exercisable as follows:

                    a.The Options shall either be fully exercisable from the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                    b.Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                    c.Each Option or installment, once it becomes exercisable, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                    d.The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code as described in Paragraph 6b. The date of exercise of all Options shall accelerate in the event of any of the following: (i) the Company is to merge or consolidate with or into any other corporation or entity except a transaction where the Company is the surviving corporation or a change of domicile merger or similar transaction exempt from registration under the Securities Act of 1933 (the "Act"), (ii) the sale of all or substantially all of the Company's assets, (iii) the sale of at least 90% of the outstanding Common Stock of the Company to a third party (subparagraphs (i), (ii) and (iii) collectively referred to as an "Acquisition"); or (iv) the Company is dissolved.
Upon a minimum of 20 days' prior written notice to the optionees, the exercisability of such Options shall commence two business days prior to the earlier of the scheduled closing of an Acquisition or proposed dissolution or the actual closing of an Acquisition or proposed dissolution.

                    e.All Options shall be subject to any vesting requirements imposed by the Committee. In the event of an Acquisition or dissolution of the Company, all unvested Options shall immediately vest two business days prior to the earlier of the scheduled closing of the Acquisition or proposed dissolution or the actual closing of the Acquisition or proposed dissolution and a minimum of 20 days' notice of such vesting shall be given to the holders of such Options.

       9. Termination of Employment. Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Paragraph 10, no further installments of his ISOs shall become exercisable or vest, and his ISOs shall terminate on the day three months after the day of the termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to re-employment is guaranteed by statute. A leave of absence with the written approval of the Company's Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations so long as the optionee continues to be an employee of the Company or any Related Corporation.

       10. Death or Disability. Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any ISO:

                    a.If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or three months from the date of the optionee's death.

                    b.If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment to the extent of the number of shares with respect to which he could on the earlier of the ISO's specified expiration date or one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

       11. Assignability. No Option granted to an executive officer or director of the Company or beneficial owner of 10% or more of the Company's equity securities registered pursuant to Section 12 of the Exchange Act and no ISO shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution and during the lifetime of the grantee each Option shall be exercisable only by him, his guardian or legal representative.

       12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

       13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                    a.If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common
Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                    b.If the Company is to be consolidated with or acquired by another entity pursuant to an Acquisition, the

Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, as to outstanding Options not exercised pursuant to Paragraph 8, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options over the exercise price thereof.

                    c.In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph b above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

                    d.Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs a., b. or c. with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section
425(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs it may refrain from making such adjustments.

                    e.Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

                    f.No fractional share shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                    g.Upon the happening of any of the foregoing events described in subparagraphs a., b. or c. above, the class and aggregate number of shares set forth in Paragraph 13 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The
Committee or the Successor Board shall determine the specific adjustments to be made under this Paragraph 13 and, subject to

Paragraph 2, its determination shall be conclusive. If any person or entity owning restricted Common Stock obtained by exercise of an Option made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs a., b. or c. above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

       14.   Means of Exercising Options.

                    a.An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase or exercise price therefor either (i) in United States dollars in cash; (ii) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option; (iii) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate, as defined in Section 1274(d) of the Code, or (iv) at the discretion of the Committee, by any combination of (i), (ii) and (iii) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

                    b.Each notice of exercise shall, unless the Option shares are covered by a then current registration statement under the Act, contain the optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Option shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the optionee has been advised and understands that (1) the Option shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (2) the Company is under no obligation to register the Option shares under the Act or to take any action which would make available to the optionee any exemption from such registration, and (iii) such Option shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending registration under federal or state securities laws or the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event has occurred.

       15. Term and Amendment of Plan. This Plan was adopted by the Board on July 21, 1993 and if not approved by the holders of at least a majority of all shares present in person and by proxy and entitled to vote therein at a meeting of the shareholders of the Company within 12 months from the date of the Plan's adoption by the Board, no ISOs may be granted pursuant to the Plan. Nor shall the Plan in such event conform to Rule 16b-3 promulgated under the Exchange Act. This Plan shall have no expiration date; provided, however, that no ISOs shall be granted more than 10 years after the Plan's effective date. The Board may terminate or amend the Plan in any respect at any time. However, if approved by the shareholders on or before July 21, 1994, approval of the shareholders must be obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
 (a) increase of the total number of shares that may be issued under the Plan (except by adjustment pursuant to Paragraph 13); (b) modification of the provisions of Paragraph 3 regarding eligibility for grants of ISOs; and (c) any other act requiring shareholder approval under Rule 16b-3 (or successor rule) promulgated under the Exchange Act. Except as provided herein or as specified in the original instrument granting such Option, no action of the Board or shareholders may alter or impair the rights of a grantee, without his consent, under any Option previously granted to him.

       16. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this

Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

       17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

       18. Governmental Regulations. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

       19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition (as defined in Paragraph 21) the Company, in accordance with Section 3402(a) of the Code may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee, in its discretion, may condition the exercise of an Option on the payment of such withholding taxes.

       To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any Option, the optionee shall have the right to elect to satisfy such withholding requirement by (i) paying the amount of the required withholding tax to the Company; (ii) delivering to the Company shares of its Common Stock previously owned by the optionee; or (iii) having the Company retain a portion of the shares covered by the Option exercise. The number of shares to be delivered to or withheld by the Company times the fair market value of such shares shall equal the cash required to be withheld. To the extent that the participant elects to either deliver or have withheld shares of the Company's Common Stock, the Board, or the Committee, may require him to make such election only during certain period of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

       20. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the date of employee was granted the ISO or (ii) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

       21. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related Corporation to retain the optionee in the employ of the Company or a Related Corporation, as a member of the Company's board of directors or in any other capacity, whichever the case may be.

       22. Bonuses or Loans to Exercise Options. If requested by any person to whom a grant of an Option has been made, the Company or any Related Corporation may, in its sole discretion, loan such person or guarantee a bank loan to such person for the purpose of paying for the shares of the Common Stock. If requested by any person to whom a grant of an Option has been made, the Company or any Related Corporation may, in its sole discretion, loan such person, guarantee a bank loan to such person, or pay such person additional compensation equal to the amount of money necessary to pay the federal income taxes incurred as a result of the grant or the exercise of the Option, assuming that such person is in the maximum federal income tax bracket six months from the time of grant or exercise and assuming that such person has no deductions which would reduce the amount of such tax owed. The tax loan shall be made or tax offset bonus paid on or after April 15th of the year following the year in which the amount of tax is determined, and any loan shall be made on such terms as the Company or lending bank determines.

       23. Limitations on Sale of Shares. Any shares of the Company's Common Stock acquired pursuant to an Option under this Plan as set forth herein cannot be sold for at least six months from the date of the grant, except in case of death or disability. Nothing in this Paragraph 23 shall be deemed to reduce the holding period set forth under the applicable securities laws.

       24. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Florida. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                                    EXHIBIT 4.1

                    AMENDMENT TO THE 1993 STOCK OPTION PLAN
                          OF NYER MEDICAL GROUP, INC.



       Paragraph 4 is hereby deleted and replaced with the following:

                    4. Stock. The stock subject to Options, shall be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 275,000, subject to adjustment as provided in Paragraph
13. Any such shares may be issued as ISOs, Non-Qualified Options or Non-Discretionary Options, so long as the number of shares so issued does exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to evidence of Options, such shares shall again be available for grants of Options under the Plan.

                                     EXHIBIT 5

                                         June 5, 1996



Nyer Medical Group, Inc.
1292 Hammond Street
Bangor, Maine 04402

    Re:   Nyer Medical Group, Inc./Form S-8


Dear Sirs:

    You have advised us that Nyer Medical Group, Inc. (the "Company") is filing with the Securities and Exchange Commission a Registration
Statement on Form S-8 (the "Registration Statement") with respect to 275,000 shares of common stock, par value $.0001 per share.

    In connection with the filing of this Registration Statement, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company's shares as are presently outstanding; and (ii) such securities as shall be offered by the Company itself pursuant to the Prospectus which is part of the Registration Statement.

    You have advised us that as of June 4, 1996 the Company's authorized capital consists of 10,000,000 shares of common stock, par value $.0001, of which 3,072,793 shares have been issued. You have further advised us that the Company has received valid consideration for the issuance of these shares.

    After having examined the Company's articles of incorporation, as amended, bylaws, minutes, the 1993 Stock Option Plan and the Amendment to the 1993 Stock Option Plan of Nyer Medical Group, Inc. and financial statements incorporated by reference into the Registration Statement, we are of the opinion that the issued and outstanding shares of common stock (numbering 3,072,793) are, and the unissued securities to be offered by the Company itself pursuant to the Registration Statement will be, when offered and sold fully paid and nonassessable, duly authorized and validly issued.


                                         Very truly yours,

                                         /s/ COHEN, CHERNAY, NORRIS
                                           WEINBERGER & HARRIS

                                      EXHIBIT 24

                           CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Nyer Medical Group, Inc. on Form S-8 of our report dated March 28, 1996, on our audits of the consolidated financial statements of Nyer Medical Group, Inc. as of December 31, 1995 and 1994, and for the years ended, which report is incorporated by reference in the annual report on Form 10-KSB.



                                            /s/ Coopers & Lybrand L.L.P.


Portland, Maine
June 5, 1996